Exhibit 99.2

Constellation Energy Partners LLC



Constellation Energy Partners LLC

Fourth Quarter and Full Year 2013
Earnings Presentation

March 26, 2014

Constellation Energy Partners LLC

Forward-looking Statements Disclaimer

This presentation contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; acquisition strategy; financial strategy; ability to resume, maintain and grow distributions; drilling locations; oil, natural gas and natural gas liquids reserves; realized oil, natural gas and natural gas liquids prices; production volumes; lease operating expenses, general and administrative expenses and development costs; future operating results and; plans, objectives, expectations, forecasts, outlook and intentions. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology.

The forward-looking statements contained in this presentation are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this presentation are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the "Risk Factors" section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this presentation. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Constellation Energy Partners LLC

Updates

- **Operating highlights:**
  - 51% of FY13 sales revenue from oil
  - Average daily net oil production of 606 Bbl in FY13, up 84% over FY12
  - FY13 operating cost of $24.69 per BOE ($4.11 per Mcfe), down 4% vs. FY12 (2),(3)
  - SEC oil reserves up fivefold since 2010 (the year our drilling focus shifted to oil) and up 66% from 2012 to 2013
  - Adjusting for non-recurring items, Adjusted EBITDA was $8.1 million in Q413 (up 9% vs. Q313) and $26.4 million for FY13 (up 41% vs. FY12) (3)
  - Capital spending of $15.7 million in FY13 resulted in 79 net wells and recompletions with 6 net wells and recompletions in progress

Sales Revenue[1]


Oil
Natural Gas
100%
80%
60%
40%
20%
0%
92%
82%
71%
49%
18%
29%
51%
FY10
FY11
FY12
FY13

Oil Production


Bbl/day
700
600
500
400
300
200
100
0
167
290
329
606
FY10
FY11
FY12
FY13

Operating Cost[2],[3]


$/BOE
$30
$25
$20
$15
$10
$5
$-
FY12
FY13
$/Mcfe
$5
$4
$3
$2
$1
$-
$4.31
$4.11
FY12
FY13

SEC Oil Reserves


PDP
PDNP/PUD
Probable
MBbl, net
3,500
3,000
2,500
2,000
1,500
1,000
500
0
548
1,218
1,961
3,263
FY10
FY11
FY12
FY13

(1) Excludes hedge settlements, gains (losses) on mark-to-market activities, and other revenue
(2) Includes lease operating expenses, production taxes, general and administrative expenses; excludes unit-based compensation program expenses, which is a non-cash item
(3) Excludes non-recurring items related to (1) employee severance charges of $0.7 million recorded in Q113 and $0.2 million recorded in Q213; (2) litigation charges of $2.1 million in Q413; and (3) an accrual for potential settlement of $5.9 million in Q413

See Appendix

Constellation Energy Partners LLC

Q413 Financial Results

($ in 000's unless noted)	Q413 vs. Q313		Q413 vs. Q412	
	Q413	Q313	Q413	Q412
Production (MBOE)	387	335	387	339
Oil & Gas Sales	$ 17,455	$ 16,476	$ 17,455	$ 13,690
Gain (Loss) from Mark-to-Market Activities	(5,997)	(4,345)	(5,997)	(253)
Revenue	$ 11,458	$ 12,131	$ 11,458	$ 13,437
Operating Expenses[1]	17,345	8,937	17,345	9,381
Cost of Sales	333	323	333	376
Other (Income) Expense[2]	(51)	54	(51)	(33)
EBITDA	$ (6,169)	$ 2,817	$ (6,169)	$ 3,713
DD&A[3]	6,383	5,654	6,383	4,770
Net Interest Expense	514	420	514	1,143
Net Income (Loss)	$ (13,066)	$ (3,257)	$ (13,066)	$ (2,200)
Adjusted EBITDA[4]	$ 8,085	$ 7,412	$ 8,085	$ 4,307

* Amounts shown for continuing operations; excludes results for the Robinson's Bend Field assets, which were divested by CEP in a transaction that closed in Feb-13
(1) Includes lease operating expenses, production taxes, general and administrative expenses and unit-based compensation program expenses
(2) Includes loss (gain) on asset sale
(3) Includes accretion expense and asset impairments
(4) Excludes non-recurring items related to (1) employee severance charges of $0.7 million recorded in Q113 and $0.2 million recorded in Q213; (2) litigation charges of $2.1 million in Q413; and (3) an accrual for potential settlement of $5.9 million in Q413

See Appendix

Constellation Energy Partners LLC

2014 Forecast

Forecast Component		2014 Forecast
Total Capital Spending		$20.0 MM - $22.0 MM
Total Net Production		1,346 MBOE - 1,552 MBOE
Production Mix:	Oil	270,000 - 305,000 Bbls
	Liquids	26,000 - 30,000 Bbls
	Natural Gas	6.3 - 7.3 Bcf
Sales Revenue (Excludes Hedges)	Oil & Liquids / Natural Gas	55% / 45%
WTI Hedges	Oil	222 Mbl at $94.70 per Bbl
NYMEX Hedges	Natural Gas	6.4 Bcfe at $5.75 per Mcfe
Basis Only Hedges	Mid-Con Basis - Natural Gas	4.4 Bcfe at ($0.39) per Mcfe
Hedges as a % of Oil Production[(1)]		77%
Hedges as a % of Natural Gas Production[(1)]		94%
Pricing Assumptions:	Oil Marketing/Basis ($/Bbl)	$0.75
	Natural Gas Liquids (% WTI)	45%
	Natural Gas Basis ($/Mcf)	($0.26)
	Natural Gas Gathering ($/Mcf)	($0.43)
Operating Costs:	LOE[(2)]	$19.0 MM - $21.0 MM
	Production Taxes	$2.7 MM - $3.3 MM
	G&A - Corporate and Field Level[(2)]	$11.6 MM - $13.0 MM
	Total	$33.3 MM - $37.3 MM
Margin from Third Party Sales/Services		$1.4 MM - $1.9 MM
Adjusted EBITDA[(3)]		$26.7 MM - $29.9 MM
Interest Expense		$2.0 MM
Maintenance Capital		$23.0 MM

(1) Calculated at the mid-point of the range of production provided in CEP's 2014 Forecast
(2) Excludes unit-based compensation program expenses, which is a non-cash item
(3) We are unable to reconcile our forecast range of Adjusted EBITDA to GAAP net income (loss) or operating income (loss) because we do not predict the future impact of adjustments to net income (loss), such as (gains) losses from mark-to-market activities and equity investments or asset impairments due to the difficulty of doing so, and we are unable to address the probable significance of the unavailable reconciliation, in significant part due to ranges in our forecast impacted by changes in oil and natural gas prices and reserves which affect certain reconciliation items

Constellation Energy
Partners LLC



Appendix

Constellation Energy Partners LLC

Portfolio Summary

Constellation Energy Partners LLC

Existing Reserves

- Total: 104 Bcfe
- Proved reserves, total: 73 Bcfe
- Proved oil/liquids reserves: 2,184 MBbl
- Proved gas reserves: 60 Bcfe
- Proved developed as a % of proved reserves, total: 90%
- Proved R/P ratio: 11.3 years
- Probable reserves, total: 25 Bcfe
- Probable oil/liquids reserves: 1,174 MBbl
- Probable gas reserves: 18 Bcfe



Cherokee Basin
Central Kansas Uplift
Woodford Shale
Gulf Coast
KS
MO
OK
AR
TX
LA

New Activity

- Drilling focus: Cherokee Basin oil opportunities in the Pennsylvanian aged horizon with the Burgess, Bartlesville, Red Fork and Skinner sandstones as primary targets
- New well costs: $170,000 to $450,000
- Initial daily production, new wells: 1 to 40 Bbl
- Well depths: 700 to 2,700feet
- Well spacing: 10 to 160,000 acres
- Recompletion costs: $45,000 to $65,000
- Incremental daily production, recompletions: 1 to 15 Bbl

Cherokee Basin

- Proved reserves, total: 61 Bcfe
  - Proved developed as a % of proved: 88%
  - Natural gas: 52 Bcfe (84%)
  - Oil/liquids: 1,649 MBbl (16%)
- Net producing wells: 1,948
- Net acres: approximately 720,000
- Average working interest: 98% operated, 50% non-operated
- Average net revenue interest: 80% operated, 40% non-operated
- Pricing: ONEOK, Southern Star, Enable East, NGP MidCon, PEPL, WTI

Gulf Coast

- Proved reserves, total: 8 Bcfe
  - Proved developed as a % of proved: 100%
  - Natural gas: 5 Bcfe (61%)
  - Oil/liquids: 496 MBbl (39%)
- Net producing wells: 32
- Net Acres: approximately 11,000
- Average working interest: 61% operated, 22% non-operated
- Average net revenue interest: 43% operated, 16% non-operated
- Pricing: Houston Ship Channel, TETCO So. TX, TGPL Zone 0, LSS

Other

- Proved reserves, total: 4 Bcfe
  - Proved developed as a % of proved: 100%
  - Natural gas: 4 Bcfe (94%)
  - Oil/liquids: 39 MBbl (6%)
- Net producing wells/wellbores: 15
- Net Acres: less than 1,000
- Non-operated
- Average working interest: 13%
- Average net revenue interest: 11%
- Pricing: Enable East (Woodford Shale); WTI (Central Kansas Uplift)

Statistics as of December 31, 2013; excludes assets divested in Q113; reserve values are estimates based on forward prices on December 31, 2013; numbers may not add due to rounding

Natural Gas Hedge Positions[1]

Fixed Price Swaps[2]	MMBtu Hedged	Weighted Average Sales Price ($/MMBtu)
2014	6,387,500	5.75
2015	4,515,149	4.25
2016	3,795,032	4.21

Basis Swaps	MMBtu Hedged	Weighted Average Sales Price ($/MMBtu)
2014	4,443,677	0.39

(1) As of December 31, 2013
(2) NYMEX

NOTE: The company accounts for derivatives using the mark-to-market accounting method

Constellation Energy Partners LLC

Oil Hedge Positions[1]

Fixed Price Swaps	Bbl Hedged	Weighted Average Sales Price ($/Bbl)
2014	222,476	$94.70
2015	175,813	$91.02
2016	66,117	$85.50

[1] As of December 31, 2013

NOTE: The company accounts for derivatives using the mark-to-market accounting method

Constellation Energy Partners LLC

Non-GAAP Financial Measures

Use of Non-GAAP Financial Measures:

EBITDA and Adjusted EBITDA are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measure under Reconciliation of Non-GAAP Financial Measures in this presentation. The reconciliations are only intended to be reviewed in conjunction with the oral presentation to which they relate.

EBITDA is defined as net income (loss) adjusted by interest (income) expense, net; depreciation, depletion and amortization; write-off of deferred financing fees; asset impairments; and accretion expense. Adjusted EBITDA is defined as EBITDA adjusted by (gain) loss on sale of assets; (gain) loss from equity investment; unit-based compensation programs; (gain) loss from mark-to-market activities. Although not presented herein, we define Distributable Cash Flow as Adjusted EBITDA less maintenance capital expenditures and cash interest expense. Maintenance capital expenditures are capital expenditures that we expect to make on an ongoing basis to maintain our asset base (including our undeveloped leasehold acreage) at a steady level over the long term. These expenditures include the drilling and completion of additional development wells to offset the expected production decline during such period from our producing properties, as well as additions to our inventory of unproved properties or proved reserves required to maintain our asset base.

These financial measures are used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure. These financial measures are not intended to represent cash flows for the period, nor are they presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Summary of Non-GAAP Financial Measures:

Non-GAAP Measure	Slide(s) Where Used in Presentation	Most Comparable GAAP Measure	Slide Containing Reconciliations
Adjusted EBITDA, EBITDA	3, 4	Net Income	11

Reconciliation Items*

Reconciliation of Net Income (Loss) to Adjusted EBITDA ($ in 000s)	YTD13	Q413	Q313	Q213	Q113	Q412	YTD12
Net income (loss)	$ (25,857)	$ (13,066)	$ (3,257)	$ 1,112	$ (10,646)	$ (2,200)	$ (9,462)
Interest (income) expense, net	3,150	514	420	864	1,352	1,143	5,733
DD&A[1]	21,848	6,383	5,654	4,890	4,921	4,770	12,300
EBITDA	$ (859)	$ (6,169)	$ 2,817	$ 6,866	$ (4,373)	$ 3,713	$ 8,571
(Gain) loss on sale of assets	4	(4)	31	(17)	(6)	7	7
Unit-based compensation programs	1,049	221	219	208	401	334	1,497
(Gain) loss from mark-to-market activities	17,281	5,997	4,345	(2,346)	9,285	253	8,706
Adjusted EBITDA[1],[2]	$ 17,475	$ 45	$ 7,412	$ 4,711	$ 5,307	$ 4,307	$ 18,781

Operating Expense to Operating Cost ($/BOE)	YTD13	Q413	Q313	Q213	Q113	Q413	YTD12
Operating expenses[3]	$ 32.00	$ 44.88	$ 26.66	$ 26.82	$ 27.24	$ 27.71	$ 26.91
Less: Unit-based compensation incl. in operating expense	0.77	0.57	0.65	0.67	1.20	0.99	
Less: Non-recurring items[4]	6.54	20.80	-	0.65	2.06	-	-
Operating cost	$ 24.69	$ 23.51	$ 26.01	$ 25.50	$ 23.98	$ 26.72	$ 25.82

* Amounts shown for continuing operations; excludes results for the Robinson's Bend Field assets, which were divested by CEP in a transaction that closed in Feb-13

(1) Includes accretion expense and asset impairments

(2) Includes employee severance charges of $0.7 million recorded in Q113 and $0.2 million Q213, respectively, litigation charges of $2.1 million in Q413, and an accrual for potential settlement of $5.9 million in Q413 (together, "non-recurring items"); Excluding these non-recurring items, Q113 Adjusted EBITDA was $6.0 million, Q213 Adjusted EBITDA was $4.9 million, Q413 Adjusted EBITDA was $8.1 million, and YTD13 Adjusted EBITDA was $26.4 million

(3) Includes lease operating expenses, production taxes, general and administrative expenses, and unit-based compensation program expenses

(4) See footnote (2) for a description of non-recurring items